EXHIBIT 32.1

                        CERTIFICATION OF 10-Q REPORT
                                     OF
                           SCOTT'S LIQUID GOLD-INC.

FOR THE QUARTER JUNE 30, 2009

1. The undersigned are the Chief Executive Officer and the Chief Financial Officer of Scott's Liquid Gold-Inc. ("Scott's Liquid Gold"). This Certification is made pursuant to Section 906 of the Sarbanes-Oxley Act of 2002. This Certification accompanies the 10-Q Report of Scott's Liquid Gold-Inc. for the quarter ended June 30, 2009.

2. We certify that such 10-Q Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such 10-Q Report fairly presents, in all material respects, the financial condition and results of operations of Scott's Liquid Gold-Inc.

This Certification is executed as of August 13, 2009.


/s/ Mark E. Goldstein
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Mark E. Goldstein
President, Chief Executive Officer
 and Chairman of the Board
 Principal Executive Officer


/s/ Brian L. Boberick
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Brian L. Boberick
Treasurer, Chief Financial Officer
 Principal Financial Officer